Exhibit 99.1

News Release

Investor Contact:
Paul Scoff
+1 800.225.1560
investorrelations@spragueenergy.com

Sprague Resources LP Reports Third Quarter 2020 Results

Portsmouth, NH (November 5, 2020) - Sprague Resources LP (“Sprague”) (NYSE: SRLP) today reported its financial results for the third quarter ended September 30, 2020.
Third Quarter 2020 Highlights
•Net sales were $390.5 million for the third quarter of 2020, compared to net sales of $582.6 million for the third quarter of 2019.
•GAAP net income was $9.7 million for the third quarter of 2020, compared to net loss of $9.7 million for the third quarter of 2019.
•Adjusted gross margin* was $56.6 million for the third quarter of 2020, compared to adjusted gross margin of $51.7 million for the third quarter of 2019.
•Adjusted EBITDA* was $20.2 million for the third quarter of 2020, compared to adjusted EBITDA of $13.9 million for the third quarter of 2019.
"Sprague's Adjusted EBITDA increased by 50% over last year as our extensive storage assets enabled us to capture attractive contango opportunities", said David Glendon, President and Chief Executive Officer.

Refined Products
•Volumes in the Refined Products segment decreased 6% to 245.5 million gallons in the third quarter of 2020, compared to 261.4 million gallons in the third quarter of 2019.
•Adjusted gross margin in the Refined Products segment increased $7.0 million, or 21%, to $40.4 million in the third quarter of 2020, compared to $33.4 million in the third quarter of 2019.
“While demand destruction associated with the pandemic reduced volumes in transportation fuels, margins improved as the market structure resulted in gains in the value of our inventory," stated Mr. Glendon.

Natural Gas
•Natural Gas segment volumes decreased 15% to 10.4 million Bcf in the third quarter of 2020, compared to 12.2 million Bcf in the third quarter of 2019.
•Natural Gas adjusted gross margin decreased $3.1 million, or 84%, to $0.6 million for the third quarter of 2020, compared to $3.7 million for the third quarter of 2019.
"Natural Gas results declined as our commercial and industrial customers curtailed usage due to the pandemic and low volatility limited optimization opportunities," added Mr. Glendon.

         * Please refer to Reconciliation of Net Income (Loss) to Non-GAAP Measures

Materials Handling
•Materials Handling adjusted gross margin increased by $0.7 million, to $13.8 million for the third quarter of 2020, compared to $13.1 million for the third quarter of 2019.
"Materials Handling increased primarily due to incremental tank rentals at our Kildair facility", concluded Mr. Glendon.
2020 Guidance
Sprague's full year Adjusted EBITDA target remains unchanged at $105 to $120 million.
Quarterly Distribution
On October 26, 2020, the Board of Directors of Sprague’s general partner, Sprague Resources GP LLC, announced a cash distribution of $0.6675 per unit for the quarter ended September 30, 2020, equivalent to the previous quarter. Sprague also announced that Sprague Resources Holdings LLC, a wholly owned subsidiary of Axel Johnson Inc. and the owner of Sprague’s General Partner will receive cash in respect of the incentive distribution rights payable in connection with the distribution for the third quarter of 2020. The distribution will be paid on November 12, 2020 to unitholders of record as of the close of business on November 6, 2020.
Financial Results Conference Call
Management will review Sprague’s third quarter 2020 financial results in a teleconference call for analysts and investors today, November 5, 2020.
Date and Time:        November 5, 2020 at 1:00 PM ET
Dial-in Numbers:    (866) 516-2130 (U.S. and Canada)
                                         (678) 509-7612 (International)
Participation Code:    1086741

Participants can dial in up to 30 minutes prior to the start of the call. The conference call may also be accessed live by webcast link: https://edge.media-server.com/mmc/p/phdemj5a. This link is also available on the "Investor Relations - Calendar of Events" page of Sprague's website at www.spragueenergy.com and will be archived on the website for one year. Certain non-GAAP financial information included in the earnings call will we available at the time of the call on the "Investor Relations - Featured Documents" section of Sprague's website.
About Sprague Resources LP
Sprague Resources LP is a master limited partnership engaged in the purchase, storage, distribution and sale of refined petroleum products and natural gas. Sprague also provides storage and handling services for a broad range of materials.
*Non-GAAP Financial Measures
EBITDA, adjusted EBITDA and adjusted gross margin are measures not defined by GAAP. Sprague defines EBITDA as net income (loss) before interest, income taxes, depreciation and amortization.
We define adjusted EBITDA as EBITDA increased for unrealized hedging losses and decreased by unrealized hedging gains (in each case with respect to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts), changes in fair value of contingent consideration, adjusted for the impact of acquisition related expenses, and when applicable, adjusted for the net impact of retroactive legislation that reinstates an excise tax credit program available for certain of our biofuel blending activities that had previously expired.
We define adjusted gross margin as net sales less cost of products sold (exclusive of depreciation and amortization) decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts. Adjusted gross margin has no impact on reported volumes or net sales.
To manage Sprague's underlying performance, including its physical and derivative positions, management utilizes adjusted gross margin. Adjusted gross margin is also used by external users of our consolidated financial statements to assess our economic results of operations and its commodity market value reporting to lenders. EBITDA and adjusted EBITDA are used as supplemental financial measures by external users of our financial statements, such as investors, trade suppliers, research analysts and commercial banks to assess the financial performance of our assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate sufficient revenue, that when rendered to cash, will be available to pay interest on our indebtedness and make distributions to our equity holders; repeatable operating performance that is not distorted by non-recurring items or market volatility; and, the viability of acquisitions and capital expenditure projects.
Sprague believes that investors benefit from having access to the same financial measures that are used by its management and that these measures are useful to investors because they aid in comparing its operating performance with that of other companies with similar operations. The adjusted EBITDA and adjusted gross margin data presented by Sprague may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the attached reconciliations of net income to adjusted EBITDA and operating income to adjusted gross margin.
With regard to guidance, reconciliation of non-GAAP adjusted EBITDA to the closest corresponding GAAP measure (expected net income (loss)) is not available without unreasonable efforts on a forward-looking basis due to the inherent difficulty and impracticality of forecasting certain amounts required by GAAP such as unrealized gains and losses on derivative hedges, which can have a significant and potentially unpredictable impact on our future GAAP financial results.
Cautionary Statement Regarding Forward Looking Statements
Any statements in this press release about future expectations, plans and prospects for Sprague Resources LP or about Sprague Resources LP’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements.  These forward-looking statements involve risks and uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. Although Sprague believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and involve risks that may affect our business prospects and performance causing actual results to differ from those discussed in the foregoing release.  Such risks and uncertainties include, by way of example and not of limitation: increased competition for our products or services; adverse weather conditions; changes in supply or demand for our products or services; nonperformance by major customers or suppliers; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction and unexpected capital expenditures; our ability to complete organic growth and acquisition projects; our ability to integrate acquired assets; potential labor issues; the legislative or regulatory environment; terminal construction/repair delays; political and economic conditions; and, the impact of security risks including terrorism, international hostilities and cyber-risk. These are not all of the important factors that could cause actual results to differ materially from those expressed in forward looking statements.  Other applicable risks and uncertainties have been described more fully in Sprague’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 5, 2020 and in the Partnership's subsequent Form 10-Q, Form 8-K and other documents filed with the SEC. Sprague undertakes no obligation and does not intend to update any forward-looking statements to reflect new information or future events.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.
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(Financial Tables Below)

Sprague Resources LP
Summary Financial Data
Three and Nine Months Ended September 30, 2020 and 2019

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ in thousands)		($ in thousands)
Income Statements Data:
Net sales	$390,458	$582,590	$1,708,551	$2,502,916
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	324,681	534,420	1,499,934	2,302,192
Operating expenses	18,504	20,461	57,787	65,325
Selling, general and administrative	18,045	17,570	57,002	56,309
Depreciation and amortization	8,470	8,466	25,585	25,263
Total operating costs and expenses	369,700	580,917	1,640,308	2,449,089
Operating income	20,758	1,673	68,243	53,827
Other Income	—	—	64	128
Interest income	34	121	282	447
Interest expense	(9,552)	(9,918)	(31,626)	(31,915)
Income (loss) before income taxes	11,240	(8,124)	36,963	22,487
Income tax provision	(1,567)	(1,610)	(5,680)	(3,078)
Net income (loss)	9,673	(9,734)	31,283	19,409
Incentive distributions declared	(2,074)	—	(6,218)	(4,110)
Limited partners' interest in net income (loss)	$7,599	$(9,734)	$25,065	$15,299
Net income (loss) per limited partner unit:
Common - basic	$0.33	$(0.43)	$1.10	$0.67
Common - diluted	$0.33	$(0.43)	$1.09	$0.67
Units used to compute net income per limited partner unit:
Common - basic	22,922,902	22,733,977	22,889,053	22,733,977
Common - diluted	23,031,916	22,733,977	22,970,943	22,757,779
Distribution declared per unit	$0.6675	$0.6675	$2.0025	$2.0025

Sprague Resources LP
Volume, Net Sales and Adjusted Gross Margin by Segment
Three and Nine Months Ended September 30, 2020 and 2019

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ and volumes in thousands)
Volumes:
Refined products (gallons)	245,460	261,379	990,273	1,090,433
Natural gas (MMBtus)	10,381	12,202	39,850	44,935
Materials handling (short tons)	449	584	1,726	2,029
Materials handling (gallons)	108,020	117,897	335,339	368,807
Net Sales:
Refined products	$331,536	$515,021	$1,466,367	$2,219,457
Natural gas	40,592	48,987	184,358	221,262
Materials handling	13,880	13,119	42,411	43,913
Other operations	4,450	5,463	15,415	18,284
Total net sales	$390,458	$582,590	$1,708,551	$2,502,916
Reconciliation of Operating Income to Adjusted Gross Margin:
Operating income	$20,758	$1,673	$68,243	$53,827
Operating costs and expenses not allocated to operating segments:
Operating expenses	18,504	20,461	57,787	65,325
Selling, general and administrative	18,045	17,570	57,002	56,309
Depreciation and amortization	8,470	8,466	25,585	25,263
Add/(deduct):
Change in unrealized (loss) gain on inventory	(17,680)	(3,428)	1,097	1,169
Change in unrealized value on natural gas transportation contracts	8,498	7,005	(4,824)	(6,429)
Total adjusted gross margin:	$56,595	$51,747	$204,890	$195,464
Adjusted Gross Margin:
Refined products	$40,449	$33,400	$129,099	$105,783
Natural gas	588	3,681	28,130	40,649
Materials handling	13,811	13,101	42,287	43,886
Other operations	1,747	1,565	5,374	5,146
Total adjusted gross margin	$56,595	$51,747	$204,890	$195,464

Sprague Resources LP
Reconciliation of Net Income to Non-GAAP Measures
Three and Nine Months Ended September 30, 2020 and 2019

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ in thousands)		($ in thousands)
Reconciliation of net income to EBITDA, Adjusted EBITDA and Distributable Cash Flow:
Net income (loss)	$9,673	$(9,734)	$31,283	$19,409
Add/(deduct):
Interest expense, net	9,518	9,797	31,344	31,468
Tax provision	1,567	1,610	5,680	3,078
Depreciation and amortization	8,470	8,466	25,585	25,263
EBITDA	$29,228	$10,139	$93,892	$79,218
Add/(deduct):
Change in unrealized gain on inventory	(17,680)	(3,428)	1,097	1,169
Change in unrealized value on natural gas transportation contracts	8,498	7,005	(4,824)	(6,429)
Acquisition related expenses	—	11	1	21
Other adjustments (1)	162	176	484	521
Adjusted EBITDA	$20,208	$13,903	$90,650	$74,500
Add/(deduct):
Cash interest expense, net	(8,072)	(8,497)	(26,216)	(27,537)
Cash taxes	(1,641)	(2,328)	(6,360)	(3,443)
Maintenance capital expenditures	(2,125)	(3,544)	(6,159)	(7,039)
Elimination of expense relating to incentive compensation and directors fees expected to be paid in common units	624	126	1,884	69
Other	38	—	602	(128)
Distributable cash flow	$9,032	$(340)	$54,401	$36,422
 (1)    Represents the change in fair value of contingent consideration related to the 2017 Coen Energy acquisition and other expense.